[LOGO]

                                                                  April 12, 1996

Dear Stockholder:

    You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Viacom Inc., which will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York at 10:00 a.m. on Thursday, May 23, 1996. Holders of Viacom Inc. Class A Common Stock are being asked to vote on the matters listed on the enclosed Notice of 1996 Annual Meeting of Stockholders.

    National Amusements, Inc., which owns approximately 61% of the Class A Common Stock, has advised the Company that it intends to vote its shares of Class A Common Stock for these matters other than the stockholder proposal. Therefore, approval of such matters by the stockholders of the Company is assured.

    I hope you will be able to attend the Annual Meeting. However, if you hold shares of Class A Common Stock, we urge you to mark, sign and return the enclosed proxy card promptly, even if you anticipate attending in person, to ensure that your shares of Class A Common Stock will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote such shares in person.

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND HOLD REGISTERED SHARES OF COMMON STOCK, YOU SHOULD MARK THE APPROPRIATE BOX ON THE ENCLOSED PROXY CARD (FOR HOLDERS OF CLASS A COMMON STOCK) OR TICKET REQUEST FORM (FOR HOLDERS OF CLASS B COMMON STOCK) AND AN ADMISSION TICKET WILL BE SENT TO YOU. IF YOU HOLD COMMON STOCK BENEFICIALLY AND PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MUST OBTAIN AN ADMISSION TICKET IN ADVANCE BY SENDING A WRITTEN REQUEST, ALONG WITH PROOF OF OWNERSHIP, SUCH AS A BANK OR BROKERAGE FIRM ACCOUNT STATEMENT, TO THE MANAGER--INVESTOR RELATIONS, VIACOM INC., 1515 BROADWAY, 45TH FLOOR, NEW YORK, NEW YORK 10036.

    Thank you, and I look forward to seeing you at the Annual Meeting.

                                             Sincerely,


                                             /s/ Sumner M. Redstone
                                             SUMNER M. REDSTONE
                                             Chairman of the Board and
                                             Chief Executive Officer

                                   [LOGO]

                              -------------------
                                  VIACOM INC.
                         NOTICE OF 1996 ANNUAL MEETING
                              AND PROXY STATEMENT

                              -------------------

To Viacom Inc. Stockholders:

    The Annual Meeting of Stockholders of Viacom Inc. will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York at 10:00 a.m. on May 23, 1996. The principal business of the meeting will be consideration of the following matters:

        1. The election of 11 directors;

        2. The approval of an amendment to the Viacom Inc. Senior Executive Short-Term Incentive Plan;

        3. The approval of the appointment of Price Waterhouse LLP to serve as independent accountants until the 1997 Annual Meeting of Stockholders; and

        4. A stockholder proposal as described in the attached Proxy Statement; and

        5. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                               By order of the Board of
                                               Directors,

                                               /s/ Philippe P. Dauman
                                               PHILIPPE P. DAUMAN
                                               Secretary

April 12, 1996

                              -------------------

                                PROXY STATEMENT

                              -------------------

    The enclosed Proxy is being solicited by the Board of Directors of Viacom Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held May 23, 1996. The Proxy may be revoked at any time prior to being voted upon by written notice to the Secretary of the Company, by submission of a Proxy bearing a later date or by voting in person at the meeting. Each valid and timely Proxy not revoked will be voted at the meeting in accordance with instructions thereon or if no instructions are specified thereon, then the Proxy will be voted as recommended by the Board of Directors. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required for the approval of the proposed amendment to the Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP Amendment"), the appointment of the independent accountants and the approval of the stockholder proposal described below (the "Stockholder Proposal"). Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

    Holders of shares of the Company's Class A Common Stock, $0.01 par value ("Class A Common Stock"), on the books of the Company at the close of business on April 1, 1996 are entitled to notice of and to vote at the Annual Meeting. The Company then had outstanding 75,235,683 shares of Class A Common Stock, each of such shares being entitled to one vote, and 295,597,280 shares of non-voting Class B Common Stock, $0.0l par value ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock").

    As of April 1, 1996, National Amusements, Inc. ("NAI") owned approximately 61% of the Class A Common Stock and approximately 25% of the outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of NAI, is the Chairman of the Board and Chief Executive Officer of the Company.

    NAI has advised the Company that it intends to vote all of its shares of Class A Common Stock in favor of the election of the 11 nominated directors and the approval of the Senior Executive STIP Amendment and the appointment of Price Waterhouse LLP to serve as the Company's independent accountants until the 1997 Annual Meeting of Stockholders and against approval of the Stockholder Proposal; such action by NAI is sufficient to elect such directors and approve the Senior Executive STIP Amendment and the appointment of independent accountants and prevent approval of the Stockholder Proposal without any action on the part of any other holder of Class A Common Stock.

    The complete mailing address of the principal executive offices of the Company is 1515 Broadway, New York, New York 10036. The Company intends to commence its distribution of the Proxy Statement and the Proxy on or about April 12, 1996.

                             ELECTION OF DIRECTORS

    The election of 11 directors of the Company is proposed, each to hold office for one year and until his or her successor is elected and qualified. The persons named in the enclosed Proxy will vote the shares of Class A Common Stock covered by such Proxy for the election of the nominees set forth below, unless instructed to the contrary. Each nominee is now a member of the Board of Directors of the Company. If, for any reason, any of said nominees becomes unavailable for election, the holders of the Proxies may exercise discretion to vote for substitutes proposed by the Board. Management has no reason to believe that the persons named will be unable to serve if elected or decline to do so.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

    Set forth below is certain information concerning each nominee for director of the Company. All of the nominees are currently directors of the Company.

         NOMINEE FOR                                    COMPANY OFFICES AND
          DIRECTOR*                                    PRINCIPAL OCCUPATION**
          ----------                                   ----------------------

George S. Abrams.............  Associated with the law firm of Winer and Abrams in Boston,
  Age 64                         Massachusetts since 1969. Mr. Abrams served as the General Counsel and
Director since 1987              Staff Director of the United States Senate Judiciary Subcommittee on
                                 Refugees from 1965 through 1968. He is currently a member of the
                                 Boards of Trustees and Visiting Committees of a number of art museums, arts-related organizations and educational institutions, including the Boston Museum of Fine Arts and the Harvard University
                                 Art Museums. Mr. Abrams is a director of NAI and Sonesta
                                 International Hotels Corporation.

Philippe P. Dauman...........  Deputy Chairman of the Board of the Company since January 1996 and
  Age 42                         Executive Vice President, General Counsel, Chief Administrative
Director since 1987              Officer and Secretary of the Company since March 1994. From February
                                 1993 to March 1994, Mr. Dauman served as Senior Vice President,
                                 General Counsel and Secretary of the Company. Prior to that, Mr.
                                 Dauman was a partner in the law firm of Shearman & Sterling in New
                                 York, which he joined in 1978. Mr. Dauman is a director of NAI and
                                 Spelling Entertainment Group Inc. ("Spelling").

Thomas E. Dooley.............  Deputy Chairman of the Board of the Company since January 1996 and
  Age 39                         Executive Vice President--Finance, Corporate Development and
Director since January 1996      Communications of the Company since March 1994. From July 1992 to
                                 March 1994, Mr. Dooley served as Senior Vice President, Corporate
                                 Development of the Company. From August 1993 to March 1994, he also served as President, Interactive Television. Prior to that, he served as Vice President, Treasurer of the Company since 1987. In
                                 December 1990, he was named Vice President, Finance of the Company.
                                 Mr. Dooley joined Viacom International Inc. in 1980 in the corporate finance area and held various positions in the corporate and divisional finance areas. Mr. Dooley is a director of StarSight
                                 Telecast, Inc. and became a director of Spelling in 1996.

         NOMINEE FOR                                    COMPANY OFFICES AND
          DIRECTOR*                                    PRINCIPAL OCCUPATION**
         -----------                                   ----------------------
George D. Johnson, Jr........  President and Chief Executive Officer and a director of Extended Stay
  Age 53                         America, Inc. since January 1995. Mr. Johnson served as President,
Director since 1994              Retail Operations of Blockbuster Entertainment Group ("Blockbuster")
                                 from September 1994 until December 1994. Mr. Johnson served as a director and President, Domestic Consumer Division of Blockbuster
                                 Entertainment Corporation ("BEC") from August 1993 until September
                                 1994. From 1987 to August 1993, he was managing general partner of
                                 WJB Video Limited Partnership ("WJB"), which prior to its merger with BEC in August 1993 was BEC's largest franchise owner. From 1967 through 1987, Mr. Johnson served as Counsel to the law firm of
                                 Johnson, Smith, Hibbard & Wildman in Spartanburg, South Carolina.
                                 Mr. Johnson is a director of Duke Power Company and Republic
                                 Industries Inc.

Ken Miller...................  Vice Chairman of CS First Boston, Inc. since June 1994. Mr. Miller
  Age 53                         served as President, Chief Executive Officer of The Lodestar Group, an
Director since 1987              investment firm, from 1988 to June 1994. He was Vice Chairman of
                                 Merrill Lynch Capital Markets during 1987 and a Managing Director of
                                 Merrill Lynch Capital Markets for more than the preceding five years.

Brent D. Redstone............  Attorney residing in Denver, Colorado. Mr. Redstone is a member of the
  Age 45                         Board of Directors of the American Prosecutors Research Institute,
Director since 1991              located in Alexandria, Virginia. He served as Assistant District
                                 Attorney for Suffolk County, Massachusetts from 1976 to 1991. Mr.
                                 Redstone is a director of NAI.

Shari Redstone...............  Executive Vice President of NAI since 1994. Prior to that, she served
  Age 42                         as Vice President, Corporate Planning and Development of NAI. Ms.
Director since 1994              Redstone practiced law from 1978 to 1993; her practice included corporate law, estate planning and criminal law. Ms. Redstone participated on the Executive Committee at the Boston University
                                 School of Law in the early 1980s. She is currently a member of the
                                 Board of Directors at Combined Jewish Philanthopies, a member of the
                                 Board of Directors and Executive Committee for the National
                                 Association of Theatre Owners, and a member of the Board of Trustees at Dana Farber Cancer Institute. She also is a member of the Board of Trustees at Tufts University and a member of the Advisory
                                 Committee for Tufts Hillel. Ms. Redstone is a director of NAI.

Sumner M. Redstone...........  Chairman of the Board of the Company since 1987 and Chief Executive
  Age 72                         Officer since January 1996. Mr. Redstone has served as Chairman of the
Director since 1986              Board of NAI since 1986 and President, Chief Executive Officer of
                                 NAI since 1967. He served as the first Chairman of the Board of the
                                 National Association of Theatre Owners and is currently a member of its Executive Committee. During the Carter Administration, Mr.
                                 Redstone was appointed a member of the Presidential Advisory
                                 Committee on the Arts for the John F. Kennedy Center for the
                                 Performing Arts and, in 1984, he was appointed a Director of the
                                 Kennedy Presidential Library Foundation. Since 1982, Mr. Redstone
                                 has been a member of the faculty of Boston University Law School, where he has lectured in entertainment law, and since 1994, he has been a Visiting Professor at Brandeis University. Mr. Redstone
                                 graduated from Harvard University in 1944 and received an LL.B. from
                                 Harvard University School of Law in 1947. Upon graduation, Mr.
                                 Redstone served as Law Secretary with the United States Court of
                                 Appeals, and then as a Special Assistant to the United States
                                 Attorney General. Mr. Redstone is a director of Spelling.

         NOMINEE FOR                                    COMPANY OFFICES AND
          DIRECTOR*                                    PRINCIPAL OCCUPATION**
         -----------                                   ----------------------
Frederic V. Salerno..........  Vice Chairman--Finance and Business Development of NYNEX Corporation
  Age 52                         ("NYNEX") since March 1994. Mr. Salerno was Vice Chairman of the
Director since 1994              Board of NYNEX and President of the Worldwide Services Group from
                                 1991 to 1994 and President and Chief Executive Officer of New York
                                 Telephone Company from 1987 to 1991. Mr. Salerno is a director of
                                 Avnet, Inc., The Bear Stearns Companies Inc. and Orange and Rockland
                                 Utilities, Inc.

William Schwartz.............  Vice President for Academic Affairs (the chief academic officer) of
  Age 62                         Yeshiva University since 1993 and University Professor of Law at
Director since 1987              Yeshiva University and the Cardozo School of Law since 1991. Mr.
                                 Schwartz has been of Counsel to Cadwalader, Wickersham & Taft since
                                 1988. He was Dean of the Boston University School of Law from 1980 to 1988, a professor of law at Boston University from 1955 to 1991 and Director of the Feder Center for Estate Planning at Boston
                                 University School of Law from 1988 to 1991. Mr. Schwartz has served as Vice Chairman of the Board of UST Corporation since 1985. He also served as Chairman of UST Corporation from 1993 to 1994. Mr.
                                 Schwartz has also been a director of WCI Steel, Inc. since 1994 and is Chairman of its Audit Committee. Mr. Schwartz is a trustee of several educational and charitable organizations and an honorary member of the National College of Probate Judges. He served as
                                 Chairman of the Boston Mayor's Special Commission on Police
                                 Procedures and was formerly a member of the Legal Advisory Board of the New York Stock Exchange.

Ivan Seidenberg..............  Chairman and Chief Executive Officer of NYNEX since April 1995. Prior
  Age 49                         to that, Mr. Seidenberg served as President and Chief Executive
Director since 1995              Officer of NYNEX since January 1995. Previously, he served as
                                 President and Chief Operating Officer from February 1994 to January
                                 1995 and as Vice Chairman from April 1991 to February 1994. Mr.
                                 Seidenberg became a director of NYNEX in 1991. He is also a director of Allied Signal Inc. and Melville Corporation.

- ------------

 * Brent Redstone is the son of Sumner Redstone and Shari Redstone is Sumner Redstone's daughter. None of the other nominees for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

** Viacom International Inc., NAI and Spelling are affiliates of the Company.
   None of the other corporations or organizations indicated herein is a parent, subsidiary or other affiliate of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1995 the Board of Directors held nine (9) regular meetings and three
(3) special meetings.

    Set forth below is certain information concerning the standing committees of the Board of Directors.

                                                                                           NUMBER OF
                                                                                            MEETINGS
COMMITTEE                                      MEMBERS OF COMMITTEE                       DURING 1995
- ---------                                      --------------------                       -----------
Audit Committee..............  Messrs. Abrams*, Miller, Salerno, Schwartz and
                                 Seidenberg**                                                   4
Compensation Committee.......  Messrs. Abrams, Miller, Brent Redstone, Salerno,
                                 Schwartz*** and Seidenberg** and Ms. Redstone                 10

- ------------

  * Chairman of the Audit Committee

 ** Mr. Seidenberg became a member of the Audit and Compensation Committees when he was appointed to the Board of Directors on July 27, 1995. William C. Ferguson resigned from the Board and the Audit and Compensation Committees at that time.

*** Mr. Schwartz became Chairman of the Compensation Committee on January 29,
    1996 when Mr. Sumner Redstone resigned as Chairman and as a member of that Committee.

    The functions of the Audit Committee include reviewing with the independent accountants the plans and results of the annual audit, approving the audit and non-audit services by such independent accountants, reviewing the scope and results of the Company's internal auditing procedures, reviewing the adequacy of the Company's system of internal accounting controls and reviewing the annual financial statements prepared for release to stockholders and the public. The functions of the Compensation Committee include reviewing the salaries and bonuses of employees earning over a specified amount. In addition, the Committee reviews and approves participation in, and administers, the Senior Executive Short-Term Incentive Plan and the Company's long-term compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Set forth below, as of April 1, 1996, is certain information concerning beneficial ownership of each equity security of the Company and Spelling by (i) each director of the Company, (ii) each of the named executive officers and
(iii) all directors and executive officers of the Company as a group. Also set forth below, as of April 1, 1996, is certain information concerning beneficial ownership of each equity security of the Company by holders of 5% or more of the Class A Common Stock. The following table excludes shares of Class B Common Stock issuable upon conversion of the Class B Preferred Stock of the Company.

                                                    BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
                                         ----------------------------------------------------------------
                                                                NUMBER
                                             TITLE OF          OF EQUITY          OPTION         PERCENT
NAME                                     EQUITY SECURITY        SHARES           SHARES(1)       OF CLASS
- ----                                     ----------------    -------------     -------------     --------
George S. Abrams......................   Class A Common              --(2)             --            --
                                         Class B Common             200(2)         16,500              (6)
Frank J. Biondi, Jr.*.................   Class A Common             453(3)         24,000              (6)
                                         Class B Common         178,441(3)      1,294,000              (6)
Philippe P. Dauman....................   Class A Common           1,060(3)             --              (6)
                                         Class B Common           8,430(3)         60,000              (6)
Thomas E. Dooley......................   Class A Common           2,120(3)          4,000              (6)
                                         Class B Common           2,214(3)         77,666              (6)
Edward D. Horowitz....................   Class A Common             281(3)          4,000              (6)
                                         Class B Common             789(3)         88,000              (6)
George D. Johnson, Jr.................   Class A Common           6,482(4)         68,706              (6)
                                         Class B Common          49,298(4)        540,042              (6)
Ken Miller............................   Class A Common              --(2)             --            --
                                         Class B Common              --(2)         16,500              (6)
National Amusements, Inc..............   Class A Common      45,547,214(5)             --          60.5%
  200 Elm Street                         Class B Common      46,565,414(5)             --          15.7%
  Dedham, MA 02026
Brent D. Redstone.....................   --                          --                --            --
Shari Redstone........................   --                          --                --            --
Sumner M. Redstone....................   Class A Common      45,547,294(5)             --          60.5%
                                         Class B Common      46,565,494(5)             --          15.7%
Frederic V. Salerno...................   Class B Common              --             6,500(7)           (6)
William Schwartz......................   Class A Common              --(2)             --            --
                                         Class B Common              --(2)         16,500              (6)
Ivan Seidenberg.......................   --                          --                --            --
Mark M. Weinstein.....................   Class A Common             392(3)          7,500              (6)
                                         Class B Common             486(3)         91,500              (6)
The five named executive officers and
  all other directors and executive
  officers as a group other than Mr.
  Sumner Redstone (21 persons)........   Class A Common          16,278(3)        118,106              (6)
                                         Class B Common         256,254(3)      2,366,497              (6)
                                         3 Year Warrant           1,573             1,875              (6)
                                         5 Year Warrant             943             1,125              (6)
                                         Spelling Common             --                --            --

- ------------
 * Prior to January 1996, Chief Executive Officer of the Company.

NOTES:

(1) Reflects shares subject to options to purchase such shares which on April 1, 1996 were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed "Number of Equity Shares". Mr. Biondi's shares subject to options includes the 1,000,000 options granted in 1994 which became exercisable in connection with the termination of his employment as President, Chief Executive Officer in January 1996.

(2) Messrs. Abrams, Miller and Schwartz participate in the Deferred Compensation Plan described below in which their directors' fees are converted into stock units. As of January 1, 1996, Messrs. Abrams, Miller and Schwartz had been credited with 4,482, 4,114 and 4,086 Class A Common Stock units, respectively, and 4,682, 4,285 and 4,254 Class B Common Stock units, respectively.

(3) Includes shares held through the Company's 401(k) plans as of December 31, 1995.

(4) Does not include 158,833 shares of Class A Common Stock and 1,003,470 shares of Class B Common Stock transferred to irrevocable trusts, of which Mr. Johnson and his wife are beneficiaries, for which Mr. Johnson disclaims beneficial ownership. Also does not include 14,110 shares of Class A Common Stock and 110,929 shares of Class B Common Stock held in trusts for the benefit of Mr. Johnson's children for which Mr. Johnson disclaims beneficial ownership.

(5) Except for 80 shares of each class of Common Stock owned directly by Mr. Redstone, all shares are owned of record by NAI. Mr. Redstone is the Chairman and the beneficial owner of the controlling interest in NAI and, accordingly, beneficially owns all such shares.

(6) Less than 1%.

(7) Held for the benefit of NYNEX.

DIRECTORS' COMPENSATION

    Directors of the Company who are not officers or employees of the Company or NAI or members of their immediate family ("Outside Directors") are entitled to receive the directors' fees and are eligible to participate in the Company's retirement and stock option plans described below. Messrs. Abrams, Miller, Salerno and Schwartz were Outside Directors for the entire 1995 calendar year. Mr. Seidenberg became an Outside Director on July 27, 1995 when Mr. Ferguson resigned from the Board. In 1995, only Outside Directors received any compensation for services as a director.

    Directors' Fees. Outside Directors received the following fees for 1995: (i) a quarterly fee of $7,500 for membership on the Board of Directors of the Company, (ii) a per meeting attendance fee of $1,500 for each Board meeting, $500 for each Audit Committee meeting and $500 for each Compensation Committee meeting, and (iii) a $7,500 annual retainer fee for the Chairman of the Audit Committee (currently Mr. Abrams). Mr. Schwartz received an $7,500 annual retainer fee when he became Chairman of the Compensation Committee in January 1996. Compensation for Messrs. Ferguson, Salerno and Seidenberg's services as Outside Directors for 1995 was paid to NYNEX.

    Deferred Compensation Plan. In 1989, the Company established an unfunded Deferred Compensation Plan permitting participating Outside Directors to defer payment of all of their membership and attendance fees. A participant can elect to have deferred fees credited to an account which shall either accrue interest or be deemed invested in a number of stock units equal to the number of shares of Common Stock the amount of such fees would have purchased at such time. Since 1989, Messrs. Abrams, Miller and Schwartz have elected to have their fees credited to their stock unit accounts. The Plan permits participants to elect to have amounts credited to a participant's account paid in a lump sum or in three or five annual installments starting seven months after the director's retirement, with the value of the stock units determined by reference to the fair market values of the Class A Common Stock and Class B Common Stock at that time and, if the participant had elected installment payments, credited with interest until payment had been made in full. For 1995, the stock unit accounts of Messrs. Abrams, Miller and Schwartz were credited with 663, 581 and 580 Class A Common Stock units, respectively, and 670, 587 and 587 Class B Common Stock units, respectively.

    Retirement Income Plan. In 1989, the Company established an unfunded, non-qualified Retirement Income Plan pursuant to which each Outside Director will receive annual payments commencing on such director's retirement equal to 100% of the amount of the annual Board membership fees at the time of such retirement, provided he has served on the Board for at least three years. The Plan provides that the director or his estate will receive such annual payments for the number of years of such director's service on the Board (with current Outside Directors receiving credit for their years of service on the Board prior to 1989).

    1993 Outside Directors' Stock Option Plan. In 1993, the Board of Directors of the Company (with Outside Directors Messrs. Abrams, Miller and Schwartz abstaining) adopted the Viacom Inc. Outside Directors' Stock Option Plan (the "1993 Outside Directors' Plan"), which was approved by the stockholders of the Company at the 1994 Annual Meeting of Stockholders. The 1993 Outside Directors' Plan provides for automatic one-time grants of non-qualified stock options to purchase 5,000 shares of Class B Common Stock (the "1993 Outside Directors' Stock Options") to each Outside Director on May 25, 1993 when such Plan was adopted and to each subsequent Outside Director, effective as of such person's election or appointment to the Board. Accordingly, on May 25, 1993, Messrs. Abrams, Miller and Schwartz, who then constituted the Board's Outside Directors, each received a 1993 Outside Directors' Stock Option grant, with a per share exercise price of $45.50 which was the closing price of a share of Class B Common Stock on the American Stock Exchange ("AMEX") on the date of grant. Messrs. Salerno and Seidenberg each received a 1993 Outside Directors' Stock Option grant when they were appointed to the Board, with per share exercise prices of $36.75 and $50, respectively, which were the closing prices of a share of the Class B Common Stock on the AMEX on the dates of their appointment to the Board. Messrs. Salerno and Seidenberg each hold their 1993 Outside Directors' Stock Option grants for the benefit of NYNEX.

    1994 Outside Directors' Stock Option Plan. In November 1994, the Board of Directors of the Company (with current Outside Directors Abrams, Miller, Salerno and Schwartz and former Outside Director Ferguson abstaining) adopted the Viacom Inc. 1994 Outside Directors' Stock Option Plan (the "1994 Outside Directors Plan"), which was approved by the stockholders of the Company at the 1995 Annual Meeting of Stockholders. The 1994 Outside Directors' Plan provides for the following grants of stock options (collectively, the "1994 Outside Directors' Stock Options"): (i) automatic one-time grants on November 8, 1994 of stock options to purchase 1,500 shares of Class B Common Stock to each person who was an Outside Director on November 8, 1994; (ii) automatic one-time grants on November 8, 1994 of stock options to purchase 10,000 shares of Class B Common Stock to each person who was an Outside Director both on November 8, 1994 and in July 1987; and (iii) automatic grants of stock options to purchase 1,500 shares of Class B Common Stock to each person who is an Outside Director on August 1, 1995 and on each of the second through ninth anniversaries thereof. Accordingly, on November 8, 1994, Messrs. Abrams, Miller and Schwartz each received 1994 Outside Directors' Stock Options to purchase 11,500 shares of Class B Common Stock and Mr. Salerno received 1994 Outside Directors' Stock Options to purchase 1,500 shares of Class B Common Stock, each with a per share exercise price of $37.875 which was the closing price of a share of Class B Common Stock on the AMEX on the date of grant. In addition, on August 1, 1995, Messrs. Abrams, Miller, Salerno, Schwartz and Seidenberg each received 1994 Outside Director's Stock Options to purchase 1,500 shares of Class B Common Stock, with a per share exercise price of $50.50 which was the closing price of a share of Class B Common Stock on the AMEX on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Abrams, Miller, Sumner Redstone, Brent Redstone, Salerno, Schwartz and Shari Redstone were members of the Compensation Committee for the entire 1995 calendar year. Mr. Seidenberg became a director and a member of the Compensation Committee on July 27, 1995 when Mr. Ferguson resigned from the Board and the Compensation Committee.

    Sumner Redstone and Shari Redstone are executive officers of NAI. Mr. Dauman, an executive officer of the Company, is a director of NAI.

    Steven R. Berrard, who served as a director of the Company until March 1996, served as the President, Chief Executive Officer and a director of Spelling during 1995. Mr. Dauman served on the Compensation Committee of Spelling during 1995.

    Mr. Berrard also served as Chief Executive Officer and a director of Discovery Zone, Inc. during 1995. Messrs. Biondi and Dauman, while executive officers of the Company, served on the Compensation Committee of Discovery Zone, Inc. during 1995.

    George S. Abrams, a director of the Company, entered into an agreement with the Company in 1994 to provide legal and governmental consulting services for the Company upon its request. During the fiscal year ended December 31, 1995, the Company made payments to Mr. Abrams for such services in the aggregate amount of $120,000.

    Ken Miller, a director of the Company, is Vice Chairman of CS First Boston, Inc. CS First Boston, Inc. has from time to time performed investment banking services for the Company.

    NAI, the Company's major stockholder, licenses films, in the ordinary course of its business, for its motion picture theaters from all major studios including Paramount Pictures, a division of the Company. During the fiscal year ended December 31, 1995, NAI made payments to Paramount Pictures in the aggregate amount of approximately $9,507,000 to license Paramount Pictures films. NAI licenses films from a number of unaffiliated companies and the Company believes that the terms of the licenses were no less favorable to the Company than licenses between unaffiliated companies and NAI were to such unaffiliated companies. The Company expects to continue to license Paramount Pictures films to NAI upon similar terms in the future.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    All members of the Compensation Committee are non-employee directors. Mr. Sumner Redstone, the controlling stockholder of the Company, served on the Committee until January 1996 when he assumed the responsibilities of Chief Executive Officer of the Company after Mr. Biondi's departure. The Committee reviews and, with any changes it believes appropriate, approves the Company's executive compensation. Independent compensation consultants have advised the Committee from time to time with respect to the long-term incentive compensation plans since 1987.

    The objectives of the executive compensation package for the Company's executive officers are to:

       . Set levels of base salary and annual bonus compensation that will attract and retain superior executives in the highly competitive environment of entertainment and media companies;

       . Provide annual bonus compensation for executive officers that varies with the Company's financial performance and, in the case of executive officers with divisional responsibilities, also with the financial performance of their respective operating units, and, in addition, reflects the executive officer's individual contribution to that performance;

       . Provide long-term compensation that is tied to the Company's stock price so as to focus the attention of executives on managing the Company from the perspective of an owner with an equity stake;

       . Emphasize performance-based compensation, through annual bonus compensation and long-term compensation, over fixed compensation; and

       . Promote interdivisional cooperation.

    The Committee evaluates the competitiveness of its executive compensation packages based on information from a variety of sources, including information supplied by consultants and information obtained from the media or from the Company's own experience. The Committee also focuses on executive compensation offered by the members of the peer group included in the Performance Graphs set forth below. At times, the Committee also evaluates compensation relative to a broader range of companies, whether or not included in such peer group, that have particular lines of business comparable to those of the Company.

Executive Compensation

    Executive compensation is comprised of base salary, annual bonus compensation and long-term compensation primarily in the form of stock options.

Base Salaries

    Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility. Base salary levels are generally set forth in the executive officers' employment agreements and increases in their base salary in 1995 were generally made in accordance with their agreements. The employment agreements for Mr. Biondi and the other four named executive officers are described below under "Employment Agreements".

Incentive Compensation

    Compliance with Internal Revenue Code Section 162(m). The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), generally limiting to $1 million the federal tax deductibility of compensation (including stock options) paid to the Company's Chief Executive Officer and the other four named executive officers. The tax law change includes an exception to the deduction limitation for performance-based compensation (including stock-based compensation, such as stock options), provided such compensation meets certain requirements, including stockholder approval. The Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP") and the Viacom Inc. 1994 Long-Term Management Incentive Plan (the "1994 LTMIP") adopted by the Company's Board of Directors in 1994 and approved by the Company's stockholders at the 1994 Annual Meeting, were designed to comply with this exception. The Senior Executive STIP currently provides objective performance-based annual bonuses for selected executive officers of the Company, subject to a maximum limit of six (6) times the executive's base salary in effect on March 31, 1994 when the Senior Executive STIP was adopted. As described below under "Amendment to the Viacom Inc. Senior Executive Short-Term Incentive Plan", the Company is seeking stockholder approval for an amendment to the Senior Executive STIP to change the maximum limit to eight (8) times the executive's current base salary; this resets the effective date for the base salary to March 27, 1996 when the Board approved this amendment to the Senior Executive STIP. Long-term compensation for the Company's executive officers is being provided under the 1994 LTMIP through grants of stock options. Compensation paid to Mr. Biondi and the other four named executive officers for 1995 does not exceed the Section 162(m) deductibility limit because of the stockholder approval of the Senior Executive STIP and the 1994 LTMIP and the deferral of a portion (not in excess of 15%) of annual cash compensation under the Company's 401(k) and excess 401(k) plans and, in the case of Mr. Biondi, pursuant to his employment agreement.

    Annual Bonus Compensation. Annual bonus compensation for 1995 for Mr. Biondi and the four named executive officers was provided under the Senior Executive STIP. In accordance with the Senior Executive STIP and as permitted by Section 162(m) of the Code, the Compensation Committee established performance criteria and target awards for these executive officers. The performance criteria related to the attainment of a specified level of operating income for the Company as a whole. For this purpose, "operating income" means revenues less operating expenses (other than depreciation and amortization). The award for Mr. Horowitz was also based on the achievement of performance criteria established by the Compensation Committee for his operating units.

    The level of the Senior Executive STIP annual bonuses for 1995 for each of the named executive officers was based on a determination of the Committee, the starting point of which was the maximum bonus payable pursuant to the Senior Executive STIP for such executive officers (i.e., six times the executive's base salary in effect on March 31, 1994), since the performance criteria established by the Committee for 1995 had been achieved. The Committee considered a number of factors, including the executives' achievements in continuing to successfully integrate the operations of Paramount and Blockbuster into the Company while achieving higher levels of operating income, and awarded the annual bonuses set forth below in the Summary Compensation Table.

    Annual bonus compensation for executive officers other than Mr. Biondi and the four named executive officers for 1995 was provided under the Company's Short-Term Incentive Plan (the "STIP"). Target levels of annual operating income (as defined above) were established for 1995 for the Company as a whole (for the Company's operating units, the 1995 target levels also related to cash flow). The level of achievement of the applicable corporate (or divisional) goals established the bench mark for the aggregate amounts available for funding awards for corporate (or divisional) executives; the amounts were subject to upward or downward adjustment based for the most part on the level of achievement and could exceed 100% of targeted amounts. These amounts were further adjusted to reflect a factor for interdivisional cooperation based on interdivisional initiatives. Finally, individual awards were adjusted to reflect the executive officer's performance.

    The Committee approved a specific target bonus for each executive officer which was expressed as a percentage of his or her salary. These targets are included in the executive officers' employment agreements. Since the corporate (and divisional) targets were substantially met or exceeded for 1995, the executive officers receiving bonuses under the STIP were eligible to receive, at a minimum, substantially all of their target bonuses.

    Long-Term Compensation. The Committee believes that the use of equity-based long-term compensation plans directly links executive interests to enhancing stockholder value.

    From 1990 to 1993, the Committee followed the practice of making annual grants of stock options to the Company's executive officers under the Viacom Inc. 1989 Long-Term Management Incentive Plan. In 1994, the Committee, in recognition of the extraordinary efforts leading to the completion of the Paramount and Blockbuster mergers (the "Mergers"), awarded 1994 stock options for Class B Common Stock under the 1994 LTMIP to the Company's executive officers (other than Mr. Biondi) representing such executives' grants for 1994 and 1995; these stock options vest over a five-year period and have a ten-year term. The $34.75 per share exercise price of such stock options was the closing price of a share of Class B Common Stock on the AMEX on the date of grant. No additional stock options were awarded to this group for 1995.

    The size of the grant to each executive was within the range assigned to the executive's relative level of responsibility. In determining the amounts awarded, the Committee considered the amounts awarded in prior years, as adjusted for changes in responsibility.

    Special stock option grants under the 1994 LTMIP were awarded in January 1996 to Sumner Redstone and Messrs. Dauman and Dooley to reflect their additional responsibilities after Mr. Biondi's departure as President, Chief Executive Officer. Mr. Redstone assumed the responsibilities of the Chief Executive Officer of the Company and Messrs. Dauman and Dooley were appointed Deputy Chairmen. The $40 per share exercise price of such special stock option grants was the closing price of a share of Class B Common Stock on the AMEX on the date of grant. These stock options vest over a four-year period and have a ten-year term. The Company has entered into new employment agreements with Messrs. Dauman and Dooley to reflect their new responsibilities. These agreements are described below under "Employment Agreements".

Chief Executive Officer's Compensation

    Pursuant to his employment agreement, Mr. Biondi is entitled to receive base salary, deferred compensation and annual bonus for a three-year period following the termination of his employment on January 17, 1996.

    Mr. Biondi's compensation package for 1995 included his base salary and deferred compensation, the right to earn an annual bonus based upon achievement of corporate objectives established by the Committee under the Senior Executive STIP and a grant of 1994 LTMIP stock options to purchase 1,000,000 shares of Class B Common Stock. His compensation package was designed to comply with the limits on annual compensation set forth in

Section 162(m) of the Code. His employment agreement is more fully described below under "Employment Agreements".

    The level of the Senior Executive STIP annual bonus for 1995 for Mr. Biondi was based on a determination of the Committee, the starting point of which was the maximum bonus payable pursuant to the Senior Executive STIP, since the performance criteria established by the Committee for 1995 had been achieved. The Committee considered a number of factors, including Mr. Biondi's role in continuing to integrate the operations of Paramount and Blockbuster into the Company and the Company's obligations to Mr. Biondi under his employment agreement, and awarded Mr. Biondi the annual bonus set forth below in the Summary Compensation Table.

Sumner M. Redstone*
George S. Abrams
William C. Ferguson**
Ken Miller
Brent D. Redstone
Shari Redstone
Frederic V. Salerno
William Schwartz*, Chairman
Ivan Seidenberg**
Members of the Compensation Committee

- ------------

 * Mr. Schwartz became Chairman of the Compensation Committee when Mr. Sumner Redstone resigned as Chairman and as a member of the Committee on January 29, 1996.

** Mr. Seidenberg became a director and a member of the Compensation Committee on July 27, 1995 when Mr. Ferguson resigned from the Board and the Compensation Committee.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                  ---------------------
                                                                                    AWARDS     PAYOUTS
                                               ANNUAL COMPENSATION (1)            ----------   --------
     NAME AND PRINCIPAL               -----------------------------------------   SECURITIES
       POSITION AT END                                           OTHER ANNUAL     UNDERLYING     LTIP         ALL OTHER
       OF FISCAL 1995*         YEAR     SALARY       BONUS      COMPENSATION(2)   OPTIONS(3)   PAYOUTS       COMPENSATION
- -----------------------------  ----   ----------   ----------   ---------------   ----------   --------      ------------
Frank J. Biondi, Jr..........  1995   $1,218,889   $3,000,000       $53,808               0    $378,757(4)     $  9,704(5)
 President, Chief              1994    1,107,808    3,000,000        81,176       1,000,000           0          60,441
 Executive Officer             1993    1,010,904    1,600,000         --             90,000           0          65,180
Philippe P. Dauman...........  1995   $  860,000   $2,200,000         --                  0           0        $ 46,723(5)
 Executive Vice President,     1994      760,692    1,510,000         --            200,000           0          14,291
 General Counsel, Chief        1993      553,846      900,000         --            120,000           0               0
 Administrative Officer and
 Secretary
Thomas E. Dooley.............  1995   $  860,000   $2,200,000         --                  0    $ 64,000(4)     $ 36,526(5)
 Executive Vice President--    1994      720,000    1,510,000         --            200,000           0          18,267
 Finance, Corporate            1993      426,635      400,000         --             35,000           0          20,909
 Development and
 Communications
Edward D. Horowitz...........  1995   $  525,000   $  550,000         --                  0    $298,400(6)     $ 25,380(5)
 Senior Vice President,        1994      462,789      525,000         --             81,000           0          19,781
 Technology and Chairman,      1993      376,442      400,000         --             30,000           0          15,500
 Chief Executive Officer,
 Viacom Interactive Media
Mark M. Weinstein............  1995   $  595,769   $  450,000         --                  0    $117,903(4)     $ 24,852(5)
 Senior Vice President,        1994      545,962      433,125         --             60,000           0          26,341
 Government Affairs            1993      493,039      450,000         --             30,000           0          23,538

- ------------
* In January 1996, Sumner M. Redstone, Chairman of the Board and controlling stockholder of the Company, assumed the responsibilities of Chief Executive Officer of the Company, after Mr. Biondi's departure. At that time, Messrs. Dauman and Dooley were appointed Deputy Chairmen, roles they assumed in addition to the positions indicated in the table.

NOTES:

(1) Salary and bonus includes compensation deferred under the Company's 40l(k) and excess 401(k) plans and, in the case of Mr. Biondi for 1995 and 1994, pursuant to his employment agreement, in the following amounts: for Mr. Biondi for 1995 in the amount of $237,698, for 1994 in the amount of $137,054 and for 1993 in the amount of $253,285; for Mr. Dauman for 1995 in the amount of $118,500 and for 1994 in the amount of $111,227; for Mr. Dooley for 1995 in the amount of $115,467, for 1994 in the amount of $74,088 and for 1993 in the amount of $28,346; for Mr. Horowitz for 1995 in the amount of $52,500, for 1994 in the amount of $49,389 and for 1993 in the amount of $38,750; and for Mr. Weinstein for 1995 in the amount of $51,445, for 1994 in the amount of $48,954 and for 1993 in the amount of $47,077.

(2) In accordance with the rules of the Securities and Exchange Commission, amounts totaling less than $50,000 have been omitted. Amounts included in Other Annual Compensation for Mr. Biondi that represented more than 25% of his total Other Annual Compensation for 1995 consisted of reimbursement for medical expenses of $22,090 and non-business use of Company aircraft of $16,812 and for 1994 consisted of reimbursement for legal expenses of $43,316 and medical expenses of $20,641.

(3) Mr. Biondi's 1994 grant of 1,000,000 options for Class B Common Stock represented the grant for the entire six (6) year term (from August 1994 through July 2000) of his employment agreement. Mr. Biondi's employment agreement is more fully described below under "Employment Agreements". The 1994 grants for Messrs. Dauman, Dooley, Horowitz and Weinstein were intended to represent the entire grant of options for such individuals for calendar years 1994 and 1995, and no grants were made in 1995.

(4) Represents the amount paid in cash for the phantom shares granted to the named executives in 1989 (the "1989 Phantom Shares") under the Viacom Inc. 1989 Long-Term Management Incentive Plan with a December 1995 valuation date.

(5) The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 1995, the Company maintained for certain members of senior management, including Messrs. Biondi, Dauman and Dooley, certain supplemental life insurance benefits. All Other Compensation consists of premiums paid by the Company for this supplemental coverage for 1995 for Mr. Biondi of approximately $325 and for each of Messrs. Dauman and Dooley of approximately $20; the Company's matching contributions under its 401(k) plan for 1995 for Mr. Biondi of $3,668, for Mr. Dauman of $3,000, for Mr. Dooley of $3,750, for Mr. Horowitz of $3,750 and for Mr. Weinstein of $3,750; and credits for the Company's matching contributions under its excess 401(k) plan and, in the case of Mr. Biondi with respect to compensation deferred pursuant to his employment agreement, for 1995 for Mr. Biondi of $5,711, for Mr. Dauman of $43,703, for Mr. Dooley of $32,776, for Mr. Horowitz of $21,630 and for Mr. Weinstein of $21,102.

(6) Consists of amounts paid in cash for the 1989 Phantom Shares granted to Mr. Horowitz with a December 1995 valuation date and the performance shares granted to Mr. Horowitz under the Viacom Inc. Long-Term Incentive Plan (Divisional) for the three year period that commenced January 1, 1993.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1995
                   AND VALUE OF OPTIONS AT END OF FISCAL 1995

                                                                      NUMBER OF SECURITIES(1)
                                                                       UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                         OPTIONS AT END OF           IN-THE-MONEY OPTIONS AT
                                                                            FISCAL 1995                 END OF FISCAL 1995
                                 SHARES ACQUIRED                    ----------------------------   ----------------------------
NAME                               ON EXERCISE     VALUE REALIZED   EXERCISABLE   NONEXERCISABLE   EXERCISABLE   NONEXERCISABLE
- ----                             ---------------   --------------   -----------   --------------   -----------   --------------
Frank J. Biondi, Jr............        -0-               -0-          294,000        1,090,000     $ 5,801,250     $8,827,500
Philippe P. Dauman.............        -0-               -0-           60,000          260,000         165,000      2,607,500
Thomas E. Dooley...............        -0-               -0-           77,666          233,334       1,381,000      2,680,000
Edward D. Horowitz.............        -0-               -0-           88,000          110,000       1,657,375      1,177,625
Mark M. Weinstein..............        -0-               -0-           91,500           90,000       1,782,063        912,500

- ------------

NOTE:

(1) Options listed below are for shares of Class B Common Stock except that exercisable options include for Mr. Biondi 24,000 options each for a share of Class A Common Stock and a share of Class B Common Stock, for Mr. Dooley 4,000 of such options, for Mr. Horowitz 4,000 of such options and for Mr. Weinstein 7,500 of such options; the aggregate number of exercisable options includes two underlying securities for each of these options.

                               PENSION PLAN TABLE

                                                                       YEARS OF SERVICE
                                                    -------------------------------------------------------
REMUNERATION                                          15          20          25          30          35
- ------------                                        -------     -------     -------     -------     -------

$  50,000.......................................    $11,181     $14,908     $18,635     $22,362     $26,089
  100,000.......................................     24,306      32,408      40,510      48,612      56,714
  200,000.......................................     50,556      67,408      84,260     101,112     117,964
  300,000.......................................     76,806     102,408     128,010     153,612     179,214
  400,000.......................................    103,056     137,408     171,760     206,112     240,464
  500,000.......................................    129,306     172,408     215,510     258,612     301,714
  600,000.......................................    155,556     207,408     259,260     311,112     362,964
  700,000.......................................    181,806     242,408     303,010     363,612     424,214
  800,000.......................................    208,056     277,408     346,760     416,112     485,464
  900,000.......................................    234,306     312,408     390,510     468,612     546,714
 1,000,000......................................    260,556     347,408     434,260     521,112     607,964
 1,100,000......................................    286,806     382,408     478,010     573,612     669,214
 1,200,000......................................    313,056     417,408     521,760     626,112     730,464
 1,300,000......................................    339,306     452,408     565,510     678,612     791,714
 1,400,000......................................    365,556     487,408     609,260     731,112     852,964
 1,500,000......................................    391,806     522,408     653,010     783,612     914,214

    Under the terms of the Company's Pension Plan and the Company's Excess Pension Plan for certain higher compensated employees, as amended as of January 1, 1996, an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of benefit service and average annual compensation (salary and bonus) for the highest 60 consecutive months out of the final 120 months. Such compensation is limited to the greater of base salary as of December 31, 1995 and $750,000. The benefits under the Company's Excess Pension Plan are not subject to the Internal Revenue Code provisions that limit the compensation subject to benefits and the amount of annual benefits payable under the Company's Pension Plan. The foregoing table illustrates, for representative average annual pensionable compensation and years of benefit service classifications, the annual retirement benefit payable to employees under the Plans, as amended, upon retirement in 1995 at age 65, based on the straight-life annuity form of benefit payment and not subject to deduction or offset.

    The number of years of benefit service that have been credited for Messrs. Biondi, Dooley, Horowitz and Weinstein are approximately 8.6, 14, 5 and 10, respectively. Mr. Dauman has been credited with three years of service under the Company's Pension Plan; however, the benefits payable under the Company's Excess Pension Plan shall be calculated as though he had 12 years of credited service.

                               PERFORMANCE GRAPHS

    The following graphs compare the cumulative total stockholder return on the Class A Common Stock and the Class B Common Stock with the cumulative total return on the companies listed in the Standard & Poor's 500 Stock Index and a peer group of companies identified below (the "Peer Group"). The total return data was obtained from Standard & Poor's Compustat Services, Inc.

    NAI acquired control of the Company in June 1987. The performance graph in
Exhibit I assumes $100 invested on December 31, 1987 in each of the Class A Common Stock, the S&P 500 Index and the Peer Group, including reinvestment of dividends, through the fiscal year ended December 31, 1995. The cumulative total stockholder return on the Class B Common Stock assumes the investment in Class B Common Stock as of June 18, 1990 (the first date on which the Class B Common Stock was publicly traded) of an amount equal to the cumulative total stockholder return on the Class A Common Stock as of that date ($302.78).

    The performance graph in Exhibit II assumes $100 invested on December 31, 1990 in each of the Class A Common Stock, the Class B Common Stock, the S&P 500 Index and the Peer Group, including reinvestment of dividends, through the fiscal year ended December 31, 1995.

    Effective on June 13, 1990, the Company effected a stock split by issuing a dividend of one share of Class B Common Stock for each share of Class A Common Stock then outstanding. The Class B Common Stock has rights, privileges, restrictions and qualifications identical to the Class A Common Stock except that shares of Class B Common Stock have no voting rights other than those required by law. As of April 1, 1996, NAI owned 45,547,214 shares or 60.5% of the Class A Common Stock and 45,565,414 shares or 15.7% of the Class B Common Stock. Sumner M. Redstone, the controlling stockholder of NAI, is the Chairman of the Board and Chief Executive Officer of the Company.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graphs and the Compensation Committee Report on Executive Compensation set forth above shall not be incorporated by reference into any such filings.

                                   EXHIBIT I
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                   EIGHT-YEAR PERIOD ENDING DECEMBER 31, 1995

Dollars
600  --------------------------------------------------------------------------------------------------------------

550  -

500  -

450  -

400  -

350  -

300  -

250  -

200  -

150  -

100  -

 50  -
     --------------------------------------------------------------------------------------------------------------
  1987        1988       1989     6/18/90     1990       1991        1992         1993         1994            1995



   DECEMBER 31        1987      1988      1989     6/18/90     1990       1991      1992      1993      1994      1995
CLASS A COMMON       100.00    171.72    317.24                286.41    373.70    480.08    533.27    454.17    504.63
CLASS B COMMON                                     302.78      273.61    379.17    465.28    498.61    452.78    526.39
S&P 500              100.00    116.50    153.30                148.52    193.58    208.31    229.21    232.32    319.31
PEER GROUP           100.00    118.12    156.93                120.76    144.34    179.40    228.40    203.55    259.86


                                   EXHIBIT II
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 1995


Dollars
200  --------------------------------------------------------------------------------------------------------------



250  -



150  -



100  -



 50  --

     --------------------------------------------------------------------------------------------------------------
     1990                1991                  1992                1993                    1994                1995


             DECEMBER 31                   1990       1991       1992       1993       1994       1995
CLASS A COMMON                            100.00     130.48     167.62     186.19     158.57     176.19
CLASS B COMMON                            100.00     138.58     170.05     182.23     165.48     192.39
S&P 500                                   100.00     130.34     140.25     154.32     156.42     214.99
PEER GROUP                                100.00     119.52     148.55     189.13     168.55     215.18


    The Peer Group consists of the following companies: BHC Communications, Inc.; Capital Cities/ABC, Inc.; Gaylord Entertainment Co.; King World Productions Inc.; McGraw-Hill Companies Inc.; Melville Corporation; Musicland Stores Corp.; Spelling Entertainment Group Inc.; The News Corp. Ltd. (ADRs); Time Warner Inc.; Tribune Company; and Turner Broadcasting System Inc. Three companies which were previously included in the Peer Group have been deleted because they were acquired and, as a result, their securities were no longer publicly traded on December 31, 1995: CBS, Inc. which was acquired by Westinghouse Electric Corporation in November 1995; Liberty Media Corp. which was acquired by Tele-Communications, Inc. in September 1994; and Multimedia, Inc. which was acquired by Gannett Co., Inc. in December 1995.

EMPLOYMENT AGREEMENTS

    Mr. Biondi's employment agreement provided that he would be employed as President, Chief Executive Officer of the Company until July 31, 2000, at a salary of $990,000 per annum. His target bonus for calendar year 1995 was set at $2,893,275 and, for each succeeding calendar year, at 110% of his target bonus for the preceding calendar year. In addition, Mr. Biondi's employment agreement provided for deferred compensation, payable the year after he ceased to be an executive officer of the Company, in the amount of $179,000 for the period from August 18, 1994 through July 31, 1995 and, for each succeeding agreement year (from August 1st through the following July 31st), in an amount equal to the excess of (i) 110% of his salary and deferred compensation for the preceding agreement year over (ii) $990,000. Mr. Biondi's employment agreement also provided for the grant of stock options under the 1994 LTMIP to purchase 1,000,000 shares of Class B Common Stock, which represented Mr. Biondi's stock option grant for the entire six-year term of his employment agreement. Upon the termination of Mr. Biondi's employment as President, Chief Executive Officer on January 17, 1996, his employment agreement provided that he would receive salary, deferred compensation and target bonus as described above for the three-year period ending January 17, 1999. The 1,000,000 stock options described above vested on the termination of his employment.

    Mr. Dauman became Deputy Chairman in January 1996; he continues to serve as Executive Vice President, General Counsel, Chief Administrative Officer and Secretary of the Company. The Company has recently entered into a new employment agreement with Mr. Dauman to reflect his new responsibilities. His new agreement provides that he will be employed as Deputy Chairman and Executive Vice President, General Counsel, Chief Administrative Officer and Secretary of the Company until December 31, 2000, at a salary of $1,000,000 per annum. Mr. Dauman's agreement provides that he will receive deferred compensation, starting with the 1997 calendar year, payable the year after he ceases to be an executive officer of the Company, in an amount equal to 10% of his salary and deferred compensation for the preceding calendar year. The agreement provides that Mr. Dauman's target bonus for each calendar year during the employment term is 250% of his salary and deferred compensation for such year. In addition, Mr. Dauman's agreement provided for a special grant of stock options under the 1994 LTMIP to purchase 250,000 shares of Class B Common Stock, with an exercise price of $40 per share, the closing price of a share of Class B Common Stock on the AMEX on January 29, 1996, the date of grant. The agreement also provides for him to receive annual grants of stock options to purchase 150,000 shares of Class B Common Stock. The special and annual grants of stock options each vest over a four-year period and have a ten-year term. The agreement states that Mr. Dauman shall be provided with $5,000,000 of life insurance during the employment term. Mr. Dauman's agreement provides that, in the event of the termination of his employment without "cause" or voluntary termination for "good reason" during the employment term, he shall be entitled to receive salary, deferred compensation and target bonus for the balance of the employment term, subject to mitigation after the first two years, and his stock options (all of which will have vested upon termination of employment) shall remain exercisable for six months following the date of termination (but not beyond the expiration date of such stock options).

    Mr. Dooley became Deputy Chairman in January 1996; he continues to serve as Executive Vice President-- Finance, Corporate Development and Communications of the Company. The Company has recently entered into a new employment agreement with Mr. Dooley to reflect his new responsibilities. His new agreement provides that he will be employed as Deputy Chairman and Executive Vice President--Finance, Corporate Development and Communications of the Company until December 31, 2000, at a salary of $1,000,000 per annum. Mr. Dooley's agreement provides that he will receive deferred compensation, starting with the 1997 calendar year, payable the year after he ceases to be an executive officer of the Company, in an amount equal to 10% of his salary and deferred compensation for the preceding calendar year. The agreement provides that Mr. Dooley's target bonus for each calendar year during the employment term is 250% of his salary and deferred compensation for such year. In addition, Mr. Dooley's agreement provided for a special grant of stock options under the 1994 LTMIP to purchase 250,000 shares of Class B Common Stock, with an exercise price of $40 per share, the closing price of a share of Class B Common Stock on the AMEX on January 29, 1996, the date of grant. The agreement also provides for him to receive annual grants of stock options to purchase 150,000 shares of Class B Common Stock. The special and annual grants of stock options each vest over a four-year period and have a ten-year term. The agreement states that Mr. Dooley shall be provided with $5,000,000 of life insurance during the employment term. Mr.

Dooley's agreement provides that, in the event of the termination of his employment without "cause" or voluntary termination for "good reason" during the employment term, he shall be entitled to receive salary, deferred compensation and target bonus for the balance of the employment term, subject to mitigation after the first two years, and his stock options (all of which will have vested upon termination of employment) shall remain exercisable for six months following the date of termination (but not beyond the expiration date of such stock options).

    Mr. Horowitz's employment agreement provides that he will be employed as Senior Vice President, Technology of the Company and Chairman, Chief Executive Officer of Viacom Interactive Media until June 30, 1997, at a salary of $500,000 for the agreement year ended June 30, 1995, with annual increases of $50,000 on each July 1st during the employment term. The agreement provides that Mr. Horowitz's target bonus is set at 100% of his base salary for calendar years 1995 through 1997. Mr. Horowitz's agreement provides that, in the event of the termination of Mr. Horowitz's employment without "cause" or voluntary termination for "good reason" during the employment term, he shall be entitled to receive salary and target bonus (pro-rated for any partial calendar year) for the balance of the employment term, subject to mitigation after the first 18 months, and his stock options (all of which will have vested upon termination of employment) shall remain exercisable for six months following the date of termination (but not beyond the expiration date of such stock options).

    Mr. Weinstein's employment agreement provides that he will be employed as Senior Vice President, Government Affairs of the Company until December 31, 1997, at a salary of $550,000 for the agreement year that began February 1, 1994, with $50,000 annual increases on each February 1st during the employment term. For calendar years 1995 through 1997, Mr. Weinstein's target bonus is set at 75% of his base salary at the end of each year and his bonus compensation shall not be less than 56.25% of his base salary at that time. Mr. Weinstein's agreement provides that in the event of the termination of Mr. Weinstein's employment without "cause" or voluntary termination for "good reason", he shall be entitled to receive salary and bonus for the balance of the employment term, subject to mitigation after the first 18 months. In addition, the agreement provides that his stock options which are then exercisable shall be exercisable for three months after the date of termination and stock options which are not then exercisable shall, at the Committee's option, either be accelerated and exercisable for three months after such termination or canceled and treated as stock appreciation rights with the value determined and payable when the options would otherwise have vested. The LTMIP stock options granted in 1994 to Mr. Weinstein will become exercisable in full by December 31, 1997.

RELATED TRANSACTIONS

    In 1993, BEC merged with WJB in a pooling of interest business combination. As a result of this transaction, BEC added 209 Blockbuster Video stores and six Discovery Zone FunCenters as Blockbuster-owned operations and, in addition, acquired rights to develop additional Blockbuster Video stores and Discovery Zone FunCenters. BEC also acquired the real estate on which 51 of such Blockbuster Video stores are located. George D. Johnson, Jr., who is a director of the Company, and certain trusts for the benefit of Mr. Johnson's son and daughter were equity holders of WJB. As a result of the combination with WJB, BEC became successor in interest to a property management agreement with Johnson Development Associates, Inc. ("Johnson Development"), a South Carolina corporation, pursuant to which Johnson Development serves as the property manager of such 51 Blockbuster Video store locations. Mr. Johnson is an equity holder of Johnson Development. Pursuant to the terms of the management agreement with Johnson Development, Blockbuster is obligated to make monthly payments to Johnson Development in the aggregate amount of approximately $17,000 for its services. The management agreement remains in effect until terminated by either party upon 180 days notice. The Company believes that the terms of the management agreement with Johnson Development are no less favorable to the Company than it could have obtained from an unaffiliated party.

    As a result of the combination with WJB, BEC also became a successor in interest to a lease agreement with Bell Hill Associates L.P. ("Bell Hill") for the use of office space located in Spartanburg, South Carolina. Mr. Johnson is general partner of Bell Hill, and a limited partnership, of which Mr. Johnson, his wife and trusts for the benefit of his children are equity holders, is its sole limited partner. Under such lease agreement, Blockbuster is obligated to make monthly lease payments in the amount of $38,106. Such lease remains in effect until January 30, 2005. The Company believes that the terms of the lease agreement with Bell Hill are no less favorable to the Company than it could have obtained from an unaffiliated party.

    As a result of the combination with WJB, BEC also became a successor in interest to a lease agreement with Reidville Road Associates ("Reidville"). Mr. Johnson is general partner of Reidville. Under such lease agreement, Blockbuster is obligated to make monthly lease payments in the amount of $5,600. Such lease remains in effect until June 16, 1997 and is renewable for an additional term of five years at the option of Blockbuster. The Company believes that the terms of the lease agreement with Reidville are no less favorable to the Company than it could have obtained from an unaffiliated party.

    As a result of the combination with WJB, BEC also became a successor in interest to a lease agreement with Lawson's Fork Associates. Mr. Johnson is a general partner of Lawson's and a limited partnership, of which Mr. Johnson, his wife and trusts for the benefit of his children are equity holders, is a limited partner of Lawson's. Under such lease agreement, Blockbuster is obligated to make monthly lease payments in the amount of $7,000. Such lease remains in effect until August 18, 1999 and is renewable for one additional five year term at Blockbuster's option. The Company believes that the terms of the lease agreement with Lawson's are no less favorable to the Company than it could have obtained from an unaffiliated party.

    In December 1994, Blockbuster entered into a lease agreement with Beaumont Avenue Associates ("Beaumont") to lease space for a Blockbuster-owned video store. Mr. Johnson and a limited partnership, of which Mr. Johnson, his wife and trusts for the benefit of his children are equity holders, are general partners of Beaumont. Under such agreement, Blockbuster is obligated to make monthly lease payments in the amount of $5,775. Such lease is for an initial term of ten years and is renewable for two additional five year terms at Blockbuster's option. The Company believes that the terms of the lease agreement with Beaumont are no less favorable to the Company than it could have obtained from an unaffiliated party.

    H. Wayne Huizenga, who served as a director of the Company from September 1994 until he resigned from the Board in November 1995, is the sole stockholder and Chairman of the Board of Huizenga Holdings, Inc. ("Huizenga Holdings"), a holding and management company with various business interests. During the fiscal year ended December 31, 1995, Blockbuster made payments to Huizenga Holdings in the aggregate amount of approximately $865,000 for the business use of certain airplanes owned by Huizenga Holdings. Also during this period, Blockbuster paid all direct costs associated with the operation of such airplanes. Huizenga Holdings reimbursed Blockbuster approximately $1,376,000 for Huizenga Holdings' share of all direct costs associated with Huizenga Holdings' business use of such airplanes during this period. The Company believes that the terms of its use of the airplanes are more favorable to the Company than it could have obtained from an unaffiliated party.

    In May 1995, Blockbuster entered into a lease agreement with Huizenga Holdings for the use of additional office space in One Blockbuster Plaza. For the fiscal year ended December 31, 1995, Blockbuster received approximately $100,000 in payments under said lease. Such lease is for an initial term of three years and is renewable for three one-year extensions at the option of Huizenga Holdings. The Company believes that the terms of the lease agreement with Huizenga Holdings are more favorable to the Company than it could have obtained from an unaffiliated party.

    Mr. Huizenga owns Robbie Stadium Corporation and certain affiliated entities (collectively, the "Stadium Companies"), which own and operate the Joe Robbie Stadium in South Florida. During the fiscal year ended December 31, 1995, Blockbuster made payments in the aggregate amount of approximately $631,000 to the Stadium Companies for signage and other advertising and for tickets to sporting and other events, for which BEC contracted with the Stadium Companies prior to Mr. Huizenga's investment therein. Blockbuster also made payments during the fiscal year ended December 31, 1995 in the aggregate amount of approximately $12,000 to the Stadium Companies for scoreboard signage pursuant to a contract entered into by BEC and the Stadium Companies after Mr. Huizenga's investment therein. The Company believes that the amounts paid for scoreboard signage are comparable to the amounts paid by unaffiliated parties.

    In February 1993, BEC entered into an agreement with the Florida Marlins Baseball, Ltd. (the "Florida Marlins") to sponsor certain events at or in connection with Florida Marlins baseball games in the 1993 through 1995 baseball seasons. BEG contracted to pay the Florida Marlins an aggregate of $366,500 for these sponsorship rights, which amount is subject to reduction due to canceled baseball games in the 1994 and 1995 baseball seasons.

Mr. Huizenga is the majority owner of the Florida Marlins and the Chairman and Chief Executive Officer of Florida Marlins, Inc., its managing general partner.
H. Wayne Huizenga, Jr., G. Harry Huizenga, Bonnie J. Hudson and Harris W. Hudson, who are Mr. Huizenga's son, father, sister and brother-in-law, respectively, are all limited partners in the Florida Marlins. Mr. Berrard, who served as a director of the Company from September 1994 until he resigned from the Board in March 1996, also is a limited partner in the Florida Marlins. The Company believes that the terms of the sponsorship agreement are no less favorable to the Company than it could have obtained from an unaffiliated party.

    Prior to the Company's acquisition of Combined Broadcasting of Miami, Inc. ("CBM"), a Delaware corporation and the licensee of television station WBFS-TV in Miami, Florida, CBM entered into an agreement with the Florida Marlins under which CBM obtained the live over-the-air broadcast rights to certain of the Florida Marlins baseball games for the 1995 and 1996 baseball seasons. Under such agreement, CBM agreed to make payments for such rights of up to $4,431,000 and $4,696,860 for the 1995 and 1996 seasons, respectively. In addition, CBM agreed to make bonus payments to the Florida Marlins in certain situations. Also, pursuant to such agreement, the Florida Marlins agreed that, prior to negotiating with any other person for such broadcast rights for the period subsequent to the term of the agreement, it will first negotiate with CBM for a new grant of such rights.

    In August 1993, BEC entered into a contract with the Florida Panthers Hockey Club, Ltd. whereby Blockbuster contracted to pay an aggregate of $487,790 for advertising and sponsorship activities during the 1993-94 and 1994-95 hockey seasons, which amount is subject to reduction due to canceled hockey games in the 1994-95 hockey season. The Company believes that the amounts paid were comparable to the amounts paid by unaffiliated parties.

    In September 1995, Blockbuster acquired certain assets of Donovan Entertainment, Inc. ("Donovan"), in exchange for the payment of $2,925,000 to Donovan. The assets acquired from Donovan consisted of all three of the Blockbuster Video stores which Donovan owned as a franchisee of Blockbuster. H. Wayne Huizenga, Jr., a son of Mr. Huizenga, is a stockholder of Donovan. The Company believes that the terms of the acquisition of assets from Donovan are substantially similar to the terms of other acquisitions of similarly situated businesses of franchise owners.

    During the fiscal year ended December 31, 1995, Blockbuster received from Dorn Video, Inc. ("Dorn"), a Florida corporation and a franchise owner of Blockbuster, an aggregate of approximately $109,000 for the purchase of inventory and equipment and in payment of franchise royalty fees. H. Wayne Huizenga, Jr., a son of Mr. Huizenga, is a creditor of Dorn. In September 1995, Blockbuster acquired certain assets of Dorn, in exchange for the payment of $1,345,000 to Dorn. The assets acquired from Dorn consisted of one of the three Blockbuster Video stores which Donovan owned as a franchisee of Blockbuster. The Company believes that the terms of the acquisition of assets from Dorn were substantially similar to the terms of the acquisitions of similarly situated businesses of franchise owners. The Company also believes that the terms of the development and franchise agreements with Dorn are no less favorable to Blockbuster than those with Blockbuster's other franchise owners and that the terms of such agreements are substantially similar to the terms of Blockbuster's other franchise and development agreements.

    In September 1994, BEC entered into franchise and development agreements with Mountain High Video, Inc. ("Mountain High"), related to a single video store. During the fiscal year ended December 31, 1995, BEG received from Mountain High an aggregate of approximately $45,000 for the purchase of inventory and equipment and in payment of franchise royalty and development fees. Harris W. Hudson and Steven Hudson, respectively the brother-in-law and nephew of Mr. Huizenga, are the stockholders of Mountain High. The Company believes that the terms of the franchise and development agreements with Mountain High are no less favorable than those with Blockbuster's other franchise owners, and that the terms of such agreements are substantially similar to the terms of Blockbuster's other franchise and development agreements.

    In December 1992, BEC entered into franchise and development agreements with Royal Palm Video, Inc. ("Royal Palm"), a Florida corporation. During the fiscal year ended December 31, 1995, BEC received an aggregate of approximately $144,000 from Royal Palm for the purchase of inventory and equipment and in payment of franchise and development fees. In February 1994, Blockbuster entered into franchise and development agreements with Polo Video, Inc. ("Polo"), a Florida corporation. During the fiscal year ended December 31, 1995, Blockbuster received an aggregate of approximately $139,000 from Polo for the purchase of inventory and equipment and in payment of franchise and development fees. E. Charles Pike, a brother-in-law of Mr. Huizenga, is a principal stockholder of Royal Palm and Polo. The Company believes that the terms of the franchise and development agreements with Royal Palm and Polo are no less favorable to Blockbuster than those with Blockbuster's other franchise owners, and that the terms of such agreements are substantially similar to the terms of Blockbuster's other franchise and development agreements.

    For the fiscal year ended December 31, 1995, Blockbuster paid approximately $1,933,000 to Psychemedics for testing services in connection with Blockbuster's drug screening policy. Mr. Huizenga owns 11.5% of the common stock of Psychemedics and each of Mr. Huizenga's spouse, father and children own less than 1% of such common stock. The Company believes that the terms of the agreement with Psychemedics are no less favorable to the Company than it could have obtained from an unaffiliated party using comparable testing procedures.

    In April 1995, Blockbuster entered into an agreement with Butler's Pantry for the operation of the food services facilities at the employee cafeteria at Blockbuster's headquarters in Ft. Lauderdale, Florida. For the fiscal year ended December 31, 1995, Blockbuster paid approximately $143,000 to Butler's Pantry. William Butler, Mr. Berrard's brother-in-law, owns Butler's Pantry. Prior to forming Butler's Pantry, Mr. Butler was employed by several leading food service companies, including Aramark Corporation (formerly known as ARA Services, Inc.), Sheraton Corporation and Freshie Food Service Company. The Company believes that the terms of the agreement with Butler's Pantry are no less favorable to the Company than it could have obtained from an unaffiliated party.

    In October 1995, Blockbuster purchased 2.53 acres of land from S-H Property Holdings ("S-H") for $2,680,000; the parking lot for the Blockbuster Golf & Games facility is located on this property. This property was acquired in conjunction with the acquisition by Blockbuster Golf & Games of a contiguous parcel in order to ensure the Company control over all real estate necessary for the operation of the facility. Huizenga Holdings owns 50% of S-H. The Company believes that the purchase was made on terms that are no less favorable to the Company than it could have obtained from an unaffiliated party.

    On March 8, 1995, Spelling entered into an agreement with 2301 S.E. 17th St., Ltd. (the "Partnership"), the owner of the Hyatt Regency Pier Sixty Six hotel (the "Hotel") in Ft. Lauderdale, Florida in connection with the filming of a television pilot entitled "Pier 66" on location in and around the Hotel (the "Premises"). Messrs. Berrard and Huizenga own an 8.33% and a 16.66% interest, respectively, in 2301 Joint Venture ("2301 JV"), a Florida general partnership. 2301 JV holds a 79.5% limited partnership interest in the Partnership. In consideration of the favorable publicity the Hotel received for being depicted in the pilot, Spelling was not charged fees for the use of the Premises and the Hotel provided rooms during preproduction and production of the pilot. The estimated value of the location filming rights and rooms provided on the pilot was $103,000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the AMEX. Executive officers, directors and greater than ten percent stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, as well as a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 1995, its executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                    APPROVAL OF AMENDMENT TO THE VIACOM INC.
                   SENIOR EXECUTIVE SHORT-TERM INCENTIVE PLAN

    The Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP") was approved by the Board of Directors of the Company on March 31, 1994 and by the stockholders of the Company at the 1994 Annual Meeting of Stockholders. The Board of Directors of the Company adopted an amendment to the Senior Executive STIP on March 27, 1996 (the "Senior Executive STIP Amendment"), subject to the approval of the amendment by the affirmative vote of the holders of the majority of the shares of Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. The Senior Executive STIP Amendment, which is more fully described below, changes the maximum limit on annual awards to any executive participating in the Senior Executive STIP to eight (8) times such executive's base salary in effect on March 27, 1996.

SENIOR EXECUTIVE STIP GENERALLY

    The following description of the material features of the Senior Executive STIP is qualified in its entirety by the full text of the Senior Executive STIP, as set forth in Exhibit A to this Proxy Statement. The Senior Executive STIP has provided objective performance-based annual bonuses for selected senior executives of the Company, subject to a maximum limit, starting with the 1994 calendar year, as described in more detail below. Amounts paid under the Senior Executive STIP qualify as "performance-based compensation" which is excluded from the $1,000,000 limit on deductible compensation set forth in Section 162(m) of the Code. Awards under the Senior Executive STIP are determined by the Compensation Committee. For this reason, it is not possible to determine the amounts that will be received by senior executives participating in the Senior Executive STIP in the future.

ADMINISTRATION

    The Senior Executive STIP is administered by the Compensation Committee, which is authorized to approve awards to selected executive officers (the "Participants") at the level of Senior Vice President of the Company or above. Approximately six officers have participated in the Senior Executive STIP annually. The Compensation Committee must be comprised of at least three directors, each of whom must be an "outside director" within the meaning of
Section 162(m) of the Code.

AWARDS

    The Compensation Committee establishes performance criteria and target awards for each Participant for each calendar year by the end of the first quarter of such calendar year. The performance criteria relate to the achievement of annual financial goals. Those goals are based on the attainment of specified levels of operating income and/or cash flow for the Company as a whole. The awards for Participants with exclusive corporate responsibilities are based on achievement of the Company's financial performance criteria. The awards for Participants with responsibilities for the Company's divisions and/or subsidiaries is also based on the achievement of performance criteria established by the Compensation Committee for such divisions and/or subsidiaries. Such criteria relate to operating income and/or cash flow levels for such divisions and/or subsidiaries. For this purpose, "operating income" means revenues less operating expenses (other than depreciation and amortization) and "cash flow" means "operating income" less cash capital expenditures and increases or decreases in working capital and in other balance sheet investments. Criteria relating to the performance of the Cable Division which is being sold have been eliminated.

    Shortly after the end of each performance year, the Compensation Committee certifies whether the performance criteria have been achieved; if so, the awards have been earned, subject to the Compensation Committee's right, in its sole discretion, to reduce the amount of the award to any Participant to reflect the Compensation Committee's assessment of the Participant's individual performance or for any other reason. These awards are payable in cash as soon as practicable thereafter.

    To receive payment of an award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable performance period. If the Company or any subsidiary terminates a Participant's employment other than for "cause" or a Participant becomes "permanently disabled" or dies during a performance period, such Participant or his estate shall be awarded, unless his employment agreement provides otherwise, a pro rata portion of the award for such performance period, subject to the Compensation Committee's right, in its sole discretion, to reduce the amount of such award to reflect the Compensation Committee's assessment of such Participant's individual performance prior to the termination of such Participant's employment, such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

PROPOSED AMENDMENT

    The Senior Executive STIP currently provides that the total of all awards to any Participant for any calendar year shall not exceed the amount determined by multiplying such Participant's base salary in effect on March 31, 1994 by a factor of six (6). In the case of a Participant hired after March 31, 1994, the Plan provides that the Participant's salary for this purpose would be the Participant's base salary on the date of hire.

    The Senior Executive STIP Amendment would increase the maximum annual award to any Participant for any calendar year to the amount determined by multiplying such Participant's base salary in effect on March 27, 1996 by a factor of eight
(8). The amendment would also provide that, in the case of any Participant hired after March 27, 1996, the Participant's salary for this purpose would be the Participant's base salary on the date of hire. This would adjust the maximum bonus payable under the Senior Executive STIP to reflect the increased base salaries of certain Participants due to promotions that became effective after March 31, 1994. The current base salaries of the named executive officers are disclosed under "Employment Agreements" above.

ADJUSTMENTS

    In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any extraordinary event, or any other event which distorts the applicable performance criteria occurs involving the Company or a subsidiary or division thereof, the Compensation Committee shall adjust or modify, as determined by the Compensation Committee in its sole and absolute discretion, the calculation of operating income and/or cash flow, or the applicable performance goals, to the extent necessary to prevent reduction or enlargement of Participants' awards for such performance period attributable to such transaction or event.

TRANSFER RESTRICTIONS, ETC.

    The rights of a Participant with respect to awards under the Senior Executive STIP are not transferable by the Participant other than by will or the laws of descent and distribution. No award under the Senior Executive STIP will be construed as giving any employee a right to continued employment with the Company.

STIP AMENDMENT

    The Board of Directors of the Company may at any time alter, amend, suspend or terminate the Senior Executive STIP in whole or in part.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that the stockholders approve the appointment of Price Waterhouse LLP as independent accountants to serve until the Annual Meeting of Stockholders in 1997.

    In connection with the audit function for 1995, Price Waterhouse LLP also reviewed the Company's annual report on Form 10-K and its filings with the Commission and provided certain other accounting, tax and consulting services.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire. They will also be available to respond to questions at the Annual Meeting.

                              STOCKHOLDER PROPOSAL

    Mrs. Evelyn Y. Davis, Editor, Highlights and Lowlights, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the owner of 100 shares of Class A Common Stock, has submitted the following proposal:

    "RESOLVED: That the stockholders recommend that (a) the Board direct management, after approval by the stockholders of this proposal, to publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in The Wall Street Journal and USA Today a statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens' initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made, (b) subsequent to this initial disclosure, the management cause like data to be included in each succeeding annual report to stockholders and (c) if no such disbursements were made, to have that fact publicized in the same manner."

    In support of this proposal, Mrs. Davis has submitted the following statement:

    "If adopted, the proposal would recommend that the stockholders be advised how many corporate dollars are being spent for political purposes and what political causes the management seeks to promote with those funds. It is therefore no more than a recommendation that the stockholders be given a more detailed accounting of these special purpose expenditures than they now receive. These political contributions are made with dollars that belong to the stockholders as a group and they are entitled to know how they are being spent."

    "IF YOU AGREE, PLEASE MARK YOUR PROXY FOR THIS RESOLUTION."

    In the view of the Company's management, the disclosures required by this proposal relate to funds that are immaterial to the Company from a financial point of view and relate to matters that are fully disclosed in accordance with applicable laws. Contributions with respect to federal elections are primarily made by the Company's PAC; contributions by the PAC derive from voluntary contributions by the Company's employees and not from Company funds. PAC contributions to political candidates are determined by an independent PAC Board. Information regarding all federal contributions is available to the public and may be obtained by contacting the Federal Election Commission. Additional disclosure is not necessary, and to the extent disclosure would be more onerous than for the Company's competitors, it could be detrimental to the Company's competitive position.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, Management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the Proxies will act in respect thereof in accordance with their best judgment.

    In order for proposals by stockholders to be considered for inclusion in the Proxy and Proxy Statement relating to the 1997 Annual Meeting of Stockholders, such proposals must be received at the principal executive offices of the Company on or before December 13, 1996.

                                            By Order of the Board of Directors,


                                            /s/ Phillippe P. Dauman
                                            PHILIPPE P. DAUMAN
                                            Secretary

                              -------------------

    THE COMPANY HAS SENT A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 1, 1996 AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE. IF YOU HAVE NOT RECEIVED YOUR COPY, THE COMPANY WILL PROVIDE A COPY WITHOUT CHARGE (A REASONABLE FEE WILL BE CHARGED FOR EXHIBITS), UPON RECEIPT OF WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION SECRETARY.

                                                                       EXHIBIT A

                                  VIACOM INC.
                                SENIOR EXECUTIVE
                           SHORT-TERM INCENTIVE PLAN
                (AS AMENDED AND RESTATED THROUGH MARCH 27, 1996)
                                   ARTICLE I
                                    GENERAL

SECTION 1.1  PURPOSE.

    The purpose of the Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the "Company"), by rewarding selected senior executive officers of the Company and its subsidiaries for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future by granting annual performance-based awards ("Awards").

SECTION 1.2  ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by a committee ("Committee") which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. The Committee shall be the Compensation Committee of the Company's Board of Directors ("Board") (or such other Committee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than three (3) and (ii) each member of the Committee shall be an "outside director" within the meaning of Section 162(m)(4) of the Internal Revenue code of 1986, as amended (the "Code"). All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below ("Participants").

SECTION 1.3  ELIGIBLE PERSONS.

    Awards may be granted only to employees of the Company or one of its subsidiaries who are at the level of Senior Vice President of the Company or at a more senior level. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Company or one of its subsidiaries for services performed as an employee of the Company or any of its subsidiaries.

                                   ARTICLE II
                                     AWARDS

SECTION 2.1  AWARDS.

    The Committee may grant Awards to eligible employees with respect to each fiscal year of the Company, subject to the terms and conditions set forth in the Plan.

SECTION 2.2  TERMS OF AWARDS.

    Prior to the end of the first quarter of each fiscal year of the Company, the Committee shall establish (i) performance goals and objectives ("Performance Targets") for the Company and the subsidiaries and divisions thereof for such fiscal year ("Performance Period") and (ii) target awards ("Target Awards") for each Participant which shall be a percentage of the Participant's salary (as defined in Section 2.3 below). Such Performance Targets shall relate to the achievement of annual financial goals based on the attainment of specified levels of Operating Income and/or Cash Flow (as such terms are defined below) for the Company and the subsidiaries and divisions thereof. For purposes of the Plan, "Operating Income" shall mean revenues less operating expenses (other than depreciation and amortization) and "Cash Flow" shall mean Operating Income less cash capital expenditures and increases or decreases in working capital and in other balance sheet investments.

SECTION 2.3  LIMITATION ON AWARDS.

    The aggregate amount of all Awards to any Participant for any Performance Period shall not exceed the amount determined by multiplying such Participant's Salary by a factor of eight (8). For purposes of the Plan, "Salary" shall mean the base salary of the Participant on March 27, 1996 or, in the case of a Participant hired after March 27, 1996, such Participant's base salary on the date of hire.

SECTION 2.4  DETERMINATION OF AWARD.

    The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify whether the Performance Targets have been achieved in the manner required by Section 162(m) of the Code. If the Performance Targets have been achieved, the Awards for such Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance or for any other reason. Subject to Section 2.5, such Awards shall become payable in cash as promptly as practicable thereafter.

SECTION 2.5  EMPLOYMENT REQUIREMENT.

    To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period. If the Company or any subsidiary terminates a Participant's employment other than for "cause" or a Participant becomes "permanently disabled" (in each case, as determined by the Committee in its sole discretion) or a Participant dies during a Performance Period, such Participant or his estate shall be awarded, unless his employment contract provides otherwise, a pro rata portion of the amount of the Award for such Performance Period except that the Committee may, in its sole discretion, reduce the amount of such Award to reflect the Committee's assessment of such Participant's individual performance prior to the termination of such Participant's employment, such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

                                  ARTICLE III
                              ADJUSTMENT OF AWARDS

    In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event, or any extraordinary event, or any other event which distorts the applicable performance criteria occurs involving the Company or a subsidiary or division thereof, the Committee shall adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of Operating Income and/or Cash Flow, or the applicable Performance Targets, to the extent necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

                                   ARTICLE IV
                                 MISCELLANEOUS

SECTION 4.1  NO RIGHTS TO AWARDS OR CONTINUED EMPLOYMENT.

    No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

SECTION 4.2  RESTRICTION ON TRANSFER.

    The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted, otherwise than by will or the laws of descent and distribution.

SECTION 4.3  TAX WITHHOLDING.

    The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

SECTION 4.4  NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CHANGES.

    The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

SECTION 4.5  SOURCE OF PAYMENTS.

    The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

SECTION 4.6  AMENDMENT AND TERMINATION.

    The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, adversely affect the rights of such Participant in such Award.

SECTION 4.7  GOVERNMENTAL REGULATIONS.

    The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

SECTION 4.8  HEADINGS.

    The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

SECTION 4.9  GOVERNING LAW.

    The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

SECTION 4.10  EFFECTIVE DATE.

    The Plan became effective as of January 1, 1994. The amendment and restatement thereof shall be effective as of March 27, 1996; provided, however, that it shall be a condition to the effectiveness of the amendment and restatement of the Plan, and any Awards made after March 27, 1996, that the stockholders of the Company approve the amendment of the Plan at the 1996 Annual Meeting of Stockholders. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the amendment and restatement of the Plan shall not be effective and any Award made after March 27, 1996 shall be void ab initio.

1.  Election of Directors

FOR all Nominees        WITHHOLD Authority to vote for         * Exceptions
listed below            all nominees listed below
                  ---                                    ---                ---


Nominees: George S. Abrams, Philippe P. Dauman, Thomas E. Dooley, George D. Johnson, Jr., Ken Miller, Brent D. Redstone, Shari Redstone, Sumner M. Redstone, Frederic V. Salerno, William Schwartz, Ivan Seidenberg

*Exceptions.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

2.  Approval of Amendment to the       3.  Appointment of  Price Waterhouse
Viacom Inc. Senior Executive Short-    LLP to serve as independent accountants
Term Incentive Plan.                   for Viacom Inc. until the 1997 Annual
                                       Meeting of Stockholders.

FOR      AGAINST      ABSTAIN          FOR      AGAINST      ABSTAIN
    ---          ---          ---          ---          ---          ---


4.  Approval of Stockholder Proposal.     IF YOU PLAN TO ATTEND
                                          THE ANNUAL MEETING,
FOR      AGAINST      ABSTAIN             PLEASE CHECK THIS BOX
    ---          ---          ---         AND AN ADMISSION TICKET
                                          WILL BE SENT TO YOU.
                                                               ---


                                       Please sign exactly as name(s) appear
                                       hereon. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       DATE                            , 1996
                                           ----------------------------

                                       SIGNED
                                             --------------------------------



(Please sign, date and return this proxy in the enclosed postage prepaid envelope)
                      Change of address and or      VOTES MUST BE INDICATED
                      Comments, mark here           (X) IN BLACK OR BLUE INK.
                                               ---                           ---

                                   VIACOM INC.
                                  1515 BROADWAY
                            NEW YORK, NEW YORK 10036

                            ANNUAL MEETING PROXY CARD
                            -------------------------

   P The undersigned hereby appoints SUMNER M. REDSTONE and PHILIPPE P. DAUMAN, and each of them, as proxies with full power of substitution, to represent R and to vote on behalf of the undersigned all of the shares of Class A
     Common Stock of Viacom Inc. which the undersigned is entitled to vote at O the Annual Meeting of Stockholders to be held at the Equitable Center, 787
     Seventh Avenue (at 51st Street), New York, New York on Thursday, May 23,
   X 1996 at 10:00 a.m., and at any adjournments or postponements thereof, upon the matters set forth on the reverse side as more fully described in the Y Notice of 1996 Annual Meeting and Proxy Statement.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

     You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendations.

     THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE HEREOF AND IN THEIR DISCRETION ON ALL OTHER MATTERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2) AND (3) AND AGAINST PROPOSAL (4). UNLESS OTHERWISE SPECIFIED, THE VOTE REPRESENTED BY THIS PROXY WILL BE CAST FOR PROPOSALS (1), (2) AND BY THIS PROXY WILL BE CAST FOR (3) AND AGAINST PROPOSAL (4).
                                               (Continued, and to be signed and
                                                dated on the reverse side.)
                                                VIACOM INC.
                                                P.O. BOX
                                                NEW YORK, NY 10203-0800

                                  VIACOM INC.
                                 1515 BROADWAY
                           NEW YORK, NEW YORK, 10036

                       ANNUAL MEETING TICKET REQUEST FORM

    The Annual Meeting of Stockholders of Viacom Inc. will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York on Thursday, May 23, 1996 at 10:00 a.m.

    Only holders of shares of Viacom Inc. Class A Common Stock of record at the close of business on April 1, 1996 are entitled to vote at the Annual Meeting or any adjournment thereof; however, holders of Viacom Inc. Class B Common Stock are invited to attend the Annual Meeting.

    If you plan to attend the Annual Meeting in person and hold registered shares of Viacom Inc. Class B Common Stock, you should mark the box and return this card in the enclosed envelope and an admission ticket will be sent to you.

                                      I PLAN TO ATTEND THE ANNUAL MEETING / /

                                      PLEASE SIGN EXACTLY AS NAME(S) APPEAR
                                      HEREON. WHEN SHARES ARE HELD BY JOINT
                                      TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING
                                      AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                      TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                      TITLE AS SUCH. IF A CORPORATION, PLEASE
                                      SIGN IN FULL CORPORATE NAME BY PRESIDENT
                                      OR OTHER AUTHORIZED OFFICER. IF A
                                      PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                      NAME BY AUTHORIZED PERSON.
                                      DATED_____________________________, 1996
                                      SIGNED__________________________________
                                      ________________________________________